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EXHIBIT 99.2

Contact:

Matthew P. Kinley
President
Healthcare Acquisition Corp.
515-244-5746





FOR IMMEDIATE RELEASE
---------------------


                          HEALTHCARE ACQUISITION CORP.
                        COMPLETES INITIAL PUBLIC OFFERING
                        ---------------------------------

            NEW YORK, NEW YORK, August 3, 2005 - Healthcare Acquisition Corp. (AMEX:HAQ.U) announced today that its initial public offering of 9,000,000 units was consummated. Each unit consists of one share of common stock and one warrant.

            The units were sold at an offering price of $8.00 per unit, generating gross proceeds of $72,000,000 to the Company. Maxim Group LLC acted as lead underwriter for the initial public offering. A copy of the prospectus may be obtained from Maxim Group LLC, 405 Lexington Ave., New York, NY 10174.

            Audited financial statements as of August 3, 2005 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.




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